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SCHEDULE 14A INFORMATION
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News release

HP to Accelerate Adaptive Enterprise Strategy with Acquisition of Novadigm and Consera Software
 Adds IT automation capabilities to HP OpenView management software portfolio

PALO ALTO, Calif., Feb. 4, 2004—HP (NYSE:HPQ) today announced that it has signed definitive agreements to acquire two management software companies: Novadigm Inc. (NASDAQ:NVDM) headquartered in Mahwah, N.J., and Consera Software, based in Bellevue, Wash. Upon close, each will add powerful automation capabilities to the HP OpenView software portfolio for unified management of the complete enterprise IT environment. HP, Novadigm and Consera executives will host a conference call on this topic at 10:30 a.m. EST today.

"Management software is the next big frontier for IT," said Nora Denzel, senior vice president, HP Adaptive Enterprise. "Consider over $8 billion spent last year by the industry on mergers and acquisitions and IDC's projected worldwide management software revenues of $10.1 billion by 2007(1). It's clear that the race is on to deliver CIOs the automated, integrated management solutions they need to increase agility and capitalize on change.

"Novadigm and Consera will add powerful automation software to HP OpenView, enabling customers to flex IT with business demands. Together, they put repetitive, error-prone IT management tasks on cruise control and free up IT time to focus on innovation."

IDC estimates that companies spend nearly $174 billion(2) on ongoing operations and management of their existing IT infrastructure. Over the past six months, HP has acquired critical management software capabilities aimed at helping companies reduce these costs and become more adaptive by streamlining the management of the IT resources that power their enterprises.

In September 2003, HP acquired both Talking Blocks for Web services management and Baltimore Technologies' Select Access business for identity management. In November 2003, HP acquired Persist Technologies for information lifecycle management.

Once closed, today's acquisitions will add key components to the HP OpenView line:

  •
  Novadigm provides software to automate change and configuration management. Novadigm's technology automates the standardized deployment of IT changes in a mixed environment to achieve a desired, consistent end state. It also automates configuration managements, ensuring IT resources deliver on established business policies, and that the right software is automatically in use on the right systems.

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  Consera's IT service-modeling software helps customers design a standardized IT environment that automatically adapts to changing business demands.

"HP's move to combine Novadigm, Consera and OpenView is the next logical step in its journey towards helping enterprises become more adaptive and efficient," said Rick Sturm, president, Enterprise Management Associates, Inc. "It should give HP a significant advantage against competitors."

"Truly adaptive solutions must be capable of allocating infrastructure on a dynamic basis in response to changing patterns of utilization," said Ronni Colville, research director, Gartner, Inc. "It's increasingly important for technology to be able to take automated action based on business needs to drive policy-based reprovisioning and reconfiguration of resources across servers, databases, storage devices, network devices, application and end-users."

Automating management of enterprise IT resources

Increasingly, enterprises need to automate the management of IT environments. In a typical Fortune 500 company, the IT department relies on system administrators armed with manual processes and a collection of tools—many developed in-house—to keep its systems up and running. Yet most enterprise system administrators can usually manage only 20 or 30 servers at a time, forcing companies to augment their staff continually when adding capacity to data centers.

As a result, enterprise IT managers are shifting from "point" management of their environments to integrated, automated management solutions. HP intends to leverage Novadigm's proven technology, Consera's leading-edge technology and the breadth and depth of the HP OpenView management software suite to meet this demand.

Consera's technology will allow HP OpenView customers to create models that represent their business services, mapping to underlying IT components. Novadigm's automation services will then utilize these service models to automate IT changes, such as new software implementation, patches or upgrades. The combination will make it easier for IT departments to manage IT resources based on pre-established policies according to a consistent desired state.

HP was attracted to the combination of the Novadigm and Consera software technology because:

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  Novadigm has garnered the leadership position in the automated change management software market;

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  The heterogeneity of the proposed combined solution will cut across development and application platforms, operating systems and hardware vendors;

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  The technology is highly complementary to the current HP OpenView management software portfolio, as well as HP's services offerings based on the HP IT Service Management Reference Model;

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  Automated management capabilities, in conjunction with HP's portfolio of virtualization solutions, will provide customers even greater efficiencies, utilization and return on IT investment; and

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  Open, automated, change and configuration management, the core focus of these acquisitions, is a critical element of HP's vision to help enterprises become more adaptive.

Under the terms of the Novadigm acquisition agreement, HP will pay $6.10 in cash for each outstanding share of Novadigm common stock. The Novadigm and Consera acquisitions are subject to the approval of each of their stockholders and various standard closing conditions. The transactions do not require approval by HP shareowners.

Upon completion of the transactions, expected during the next several months, Novadigm and Consera products will be available through HP OpenView software channels and the technology will be leveraged across HP's Technology Systems Group, Customer Solutions Group and Consulting and Integration Services. Following completion of the transactions, both the Novadigm and Consera technology and businesses will become an integral part of HP's Software Global Business Unit.

More information about HP's management software solutions is available at www.hp.com/go/adaptive.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company's offerings span IT infrastructure, personal computing and access devices, global services and imaging and printing. For the fiscal year ending on Oct. 31, 2003, HP revenue totaled $73.1 billion. More information about HP is available at www.hp.com.

(1)
Source: Worldwide Systems Management Software Forecast and Analysis Summary, 2003-2007, August 2003, IDC # 29958, Volume 1.

(2)
Source: Worldwide IT Spending, 2002-2007: The Worldwide Black Book, 2003 Sept 2003, IDC # 29930.

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions, that, if they were to materialize or prove incorrect, could cause the results or HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements related to the closing of the proposed acquisitions; statements of the plans, strategies and objectives of management for future product availability or functionality; and statements relating to the execution of integration plans. The risks, uncertainties and assumptions referred to above include the possibility that the proposed acquisitions may not be completed on the terms, or within the timeframe, currently contemplated or at all; that the intended application of, and market for, these technologies and software products may not develop as expected; that development and performance of these technologies and software products may not proceed as planned; employee management issues; the challenges of integrating these companies into HP; the challenges of maintaining customers following the acquisitions; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's annual report for the fiscal year ended October 31, 2003 and subsequently filed reports. HP assumes no obligation and does not intend to update these forward-looking statements.

Additional Information and Where to Find It

Novadigm intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Novadigm. Before making any voting or investment decision with respect to the merger, investors and stockholders of Novadigm are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Novadigm with the SEC, may be obtained free of charge at the SEC's web site at <www.sec.gov>. In addition, investors and stockholders of Novadigm may obtain free copies of the documents filed with the SEC by contacting Novadigm Investor Relations,1-800-626-6682. You may also read and copy any reports, statements and other information filed by Novadigm at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Novadigm and HP and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Novadigm stockholders in favor of the merger. Certain executive officers and directors of Novadigm have interests in the merger, including retention bonuses, severance arrangements, acceleration of vesting of stock options and their ownership of Novadigm's common stock, and their interests will be described in the proxy statement when it becomes available.

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SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934